UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 24, 2011 (June 9, 2011)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Amedisys, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K, which was originally filed on June 10, 2011 (the “Original 8-K”), to update disclosures made under Item 5.07 regarding the advisory (non-binding) vote on the frequency of future stockholder votes on executive compensation. Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the Company’s stockholders held on June 9, 2011, the Company’s stockholders cast the highest number of votes for voting “every year,” compared to “every two years” or “every three years,” with regard to the advisory (non-binding) vote on the frequency of future stockholder votes on executive compensation. Based on these results and consistent with the previous recommendation of the Company’s Board of Directors (the “Board”), the Board determined at its meeting held on June 23, 2011, that the Company will hold an advisory (non-binding) vote on executive compensation (“say-on-pay vote”) on an annual basis until the next required advisory (non-binding) vote on the frequency of say-on-pay votes occurs.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Dale E. Redman
Dale E. Redman
Chief Financial Officer and Duly Authorized Officer

DATE: June 24, 2011

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